                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.        )

    Filed by the registrant /x/
    Filed by a party other than the registrant / /
    Check the appropriate box:
    / / Preliminary proxy statement
    /x/ Definitive proxy statement
    / / Definitive additional materials
    / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                         American General Corporation
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               (Name of Registrant as Specified in Its Charter)
                                  Registrant
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                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
    /x/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
    / / $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).
    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transactions applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/

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    (4) Proposed maximum aggregate value of transaction:

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    / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filng party:

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    (4) Date filed:

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    /1/Set forth the amount on which the filing fee is calculated and state how it was determined.

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                          American General Corporation

  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  To Our Shareholders:

    You are invited to attend the 69th annual meeting of the shareholders of American General Corporation on Thursday, April 27, 1995. The meet-ing will be held at The Westin Oaks Hotel, 5011 Westheimer Road, Hous-ton, Texas, at 9:00 a.m. CDT.

    The meeting will be held for the following purposes:

    . to elect ten directors for one-year terms;

    . to ratify the appointment of Ernst & Young LLP as independent audi-tors for calendar year 1995;

    . to transact any other business that may properly come before the meeting or any adjournment thereof.

    YOUR VOTE IS IMPORTANT. Since many shareholders are not able to at-tend the meeting, the board of directors solicits proxies so that each shareholder has an opportunity to vote on the issues to be decided at the meeting.

    PLEASE RETURN THE ENCLOSED PROXY. We urge you to complete and return your proxy as promptly as possible - even if you are planning to attend the meeting. Prior to any vote taken at the meeting, you may change your proxy or vote in person. RETURNING YOUR CARD PROMPTLY will save the company the expense of a second mailing.

    We hope you will be represented at the meeting, either in person or by proxy. Thank you for your continued support.

                                       For the board of directors,

  [SIGNATURE OF JOHN A. ADKINS         [SIGNATURE OF HAROLD S. HOOK
       APPEARS HERE]                         APPEARS HERE]
  John A. Adkins                       Harold S. Hook
  Corporate Secretary                  Chairman and Chief Executive Officer

  March 21, 1995

  [LOGO OF AMERICAN GENERAL APPEARS HERE]

  1995 PROXY STATEMENT

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

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1995 PROXY STATEMENT
________________________________________________________________________________

GENERAL INFORMATION.........................................................   1
ELECTION OF DIRECTORS (Item 1)..............................................   1
GOVERNANCE OF THE COMPANY...................................................   4
COMPENSATION OF EXECUTIVE OFFICERS..........................................   5
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN.................  11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.............................  14
SECURITY OWNERSHIP OF MANAGEMENT............................................  15
CERTAIN RELATIONSHIPS AND TRANSACTIONS......................................  16
SECURITIES REPORTING........................................................  16
INDEPENDENT AUDITORS (Item 2)...............................................  16
OTHER BUSINESS..............................................................  17
PROXY SOLICITATION..........................................................  17
VOTING OF THRIFT PLAN HOLDINGS..............................................  17

Copies of this proxy statement and the Company's Annual Report to Shareholders and its Form 10-K are available to shareholders at no charge upon request directed to:

American General Corporation
Investor Relations
P.O. Box 3247
Houston, TX 77253-3247
Telephone: (800) AGC-1111
   Fax: (713) 523-8531

                                         [LOGO OF AMERICAN GENERAL APPEARS HERE]




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                          AMERICAN GENERAL CORPORATION

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GENERAL INFORMATION

 The accompanying proxy is solicited by the board of directors of American General Corporation (the "Company" or "American General") for use at the Company's annual meeting of shareholders on Thursday, April 27, 1995. The 1994 Annual Report to Shareholders has been mailed to shareholders. This proxy statement and the proxy are being sent to shareholders beginning on March 21, 1995.

 Shares represented by proxies that are properly executed and returned with choices specified will be voted accordingly at the meeting or any adjournment thereof. If a proxy is signed without choices specified, those shares will be voted for the election of the director nominees named herein and for the rati-fication of the appointment of the independent auditors for 1995.

 Abstentions and broker non-votes (shares held by brokers and other nominees or fiduciaries that are present at the meeting but not voted on a particular matter) will be counted as present for purposes of determining a quorum at the meeting; however, they will have the same legal effect as votes "against" a nominee or proposal.

 A shareholder may revoke a proxy at any time before it is voted by executing another proxy or voting in person. Shareholders who attend the meeting may vote by ballot at the meeting, thereby cancelling any proxy previously given.

 VOTING INFORMATION. The record date was March 8, 1995, and only shareholders of record at the close of business on that date are entitled to vote at the meeting. Each share of the Company's common stock (the "Common Stock") is en-titled to one vote. As of March 1, 1995, there were 204,766,121 shares of Com-mon Stock outstanding.

 QUORUM. The bylaws of the Company require, for a quorum, the presence at the meeting in person or by proxy of the holders of a majority of the shares of capital stock of the Company entitled to vote. IN ORDER TO ENSURE THAT A QUO-RUM WILL BE PRESENT, EACH SHAREHOLDER IS REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD.

ELECTION OF DIRECTORS
(Item 1 on proxy card)

 By resolution of the board of directors, the number of directors of the Com-pany has been fixed at ten as of the date of the meeting.

 Of the ten director nominees, nine currently are directors of the Company, and one, Anne M. Tatlock, is being nominated for her first term. All nominees have been nominated for one-year terms ending at the next annual meeting when their successors assume office. The affirmative vote of at least a majority of the shares of Common Stock present at the meeting is required for the election of each nominee to serve as a director of the Company for such term.

 Although the management of the Company has no reason to believe that any of the nominees will be unable to serve, if such situation should arise prior to the meeting, no replacement(s) will be named, and the number of directors to be elected will be reduced accordingly.

 In addition to serving on the boards of directors listed on succeeding pages, Harold S. Hook, James R. Tuerff, and Robert M. Devlin serve as directors of American General Finance, Inc. Mr. Tuerff also serves as a director of Ameri-can General Finance Corporation. Each of these subsidiaries of the Company has publicly issued debt securities outstanding.

 On succeeding pages, information is presented about each nominee for direc-tor, including name, age, principal occupation during the past five years, certain other directorships, and the period during which the director has served on the board.

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                             1995 PROXY STATEMENT                             1

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NOMINEES FOR ELECTION AS DIRECTOR

               J. Evans Attwell, 63


  [PHOTO]      . Vinson & Elkins L.L.P. (attorneys), Partner            Director
               . With that firm since 1956                              since
               . Director: First City Bancorporation of Texas and       1963
                 Seagull Energy Corporation

               Brady F. Carruth, 37


  [PHOTO]      . Gulf Coast Capital Corporation (commercial
                 landscaping), President and CEO since 1986             Director
               . Director: Consolidated Graphics, Inc.                  since
                                                                        1990

               W. Lipscomb Davis Jr., 63


  [PHOTO]      . Hillsboro Enterprises (investments), Partner since     Director
                 1985                                                   since
               . Director: Genesco, Inc., Thomas Nelson, Inc., and      1977
                 Third National Bank in Nashville

               Robert M. Devlin, 54


  [PHOTO]      . American General Corporation, Vice Chairman since      Director
                 1993                                                   since
               . American General Life Insurance Company, President     1993
                 and CEO, 1986 to 1993
               . Joined American General in 1977

               Harold S. Hook, 63


  [PHOTO]      . American General Corporation, Chairman and CEO         Director
                 since 1978, President, 1975 to 1981                    since
               . Joined American General in 1970 as president of a      1972
                 subsidiary
               . Director: Chemical Banking Corporation, Cooper
                 Industries, Inc., Panhandle Eastern Corporation, and Sprint Corporation

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2                         AMERICAN GENERAL CORPORATION

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NOMINEES FOR ELECTION AS DIRECTOR (CONTINUED)

               Larry D. Horner, 60


   [PHOTO]     . Pacific USA Holdings Corp. (real estate and thrift     Director
                 operations), Chairman since 1994                       since
               . Arnhold and S. Bleichroeder, Inc., Managing            1991
                 Director, 1991 to 1994
               . KPMG Peat Marwick LLP, 1956 to 1991, Chairman and
                 CEO, 1984 to 1990
               . Director: Atlantis Plastics, Inc., First Eagle
                 International Fund, Inc., and Phillips Petroleum
                 Company

               Richard J. V. Johnson, 64


  [PHOTO]      . Houston Chronicle (newspaper publishing), Chairman     Director
                 since 1990 and Publisher since 1987                    since
               . With that organization since 1956, President, 1973     1990
                 to 1990
               . Advisory Director: Texas Commerce Bank N.A.

               Robert E. Smittcamp, 53


  [PHOTO]      . Lyons-Magnus Co., Inc. (food processing), President    Director
                 and CEO since 1971                                     since
               . Wawona Frozen Foods, Inc., Co-Owner since 1987,        1990
                 President and CEO, 1964 to 1987; Wawona Orchards,
                 Co-Owner since 1960
               . Director: Lyons Transportation Co. and Astec
                 Technology Engineering Co.

               Anne M. Tatlock, 55


  [PHOTO]      . Fiduciary Trust Company International (investment      Nominee
                 management), President since 1994                      First
               . Executive Vice President, 1990 to 1994; Senior Vice    Term
                 President, 1984 to 1990
               . Director: Fiduciary Trust Company International and
                 The Franklin United Life Insurance Company

               James R. Tuerff, 54


  [PHOTO]      . American General Corporation, President since 1993     Director
               . American General Life and Accident Insurance           since
                 Company, President and CEO, 1990 to 1993; Gulf Life    1993
                 Insurance Company, President and CEO, 1988 to 1990
               . Joined American General in 1967

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                              1995 PROXY STATEMENT                             3

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GOVERNANCE OF THE COMPANY

 In accordance with applicable Texas law, the business and affairs of the Com-pany are managed under the direction of its board of directors.

 During 1994, the board of directors held 12 meetings, and each director at-tended at least 88% of the aggregate number of meetings of the board of direc-tors and of committees on which such director served.

 AUDIT COMMITTEE. The audit committee recommends to the board of directors the independent auditors to be engaged by the Company and confers with the independent auditors regarding their review of the annual financial state-ments, their findings, and their recommendations.

 The audit committee also reviews compliance with the Company's Policy on Business Conduct; reviews the scope of the audit to be performed for the fol-lowing year; and reviews with the independent auditors the accounting princi-ples and policies of the Company.

 The audit committee, the members of which are Messrs. Davis (chairman), Attwell, and Carruth, held three meetings in 1994.

 EXECUTIVE COMMITTEE. The executive committee is authorized to exercise the authority of the board of directors between regular meetings of the board, ex-cept where action of the full board is required by law.

 The executive committee also is authorized by the board of directors to per-form the functions of a nominating committee and in this capacity recommends candidates for election to the board of directors and to the committees of the board. Shareholders may recommend board nominees, as described in the section "Other Business-Shareholder Proposals and Nominations."

 The executive committee, which is presently composed of Messrs. Hook (chair-man), Davis, Horner, and Tuerff, met concurrently with the board of directors in February 1994.

 PERSONNEL COMMITTEE. The personnel committee reviews the contribution that key officers and employees make to the Company's performance and prospects, and the salary and other compensation of these individuals. The committee de-termines the Company's matching contribution under the Employees' Thrift and Incentive Plan, and the members of the committee administer the following plans: the 1984 Stock and Incentive Plan (the "1984 Plan") and the 1994 Stock and Incentive Plan (the "1994 Plan") (collectively hereinafter referred to as the "Plans"); and the Supplemental Thrift Plan.

 The personnel committee, composed of Messrs. Horner (chairman), Johnson, and Smittcamp, held five meetings in 1994.

COMPENSATION OF DIRECTORS

 Each non-employee member of the board of directors receives an annual re-tainer of $32,000, plus a fee of $1,500 for attendance at each meeting of the board or a committee thereof. Committee chairmen receive an additional $5,000 annual retainer. No such fees or retainers are paid to any director who is an employee of the Company.

 The Retirement Plan for Directors provides that any non-employee director who retires from the board of directors at age 65 or older, after serving at least six years, receives an annual sum equal to the annual board retainer at the time of retirement. Payments commence in May following the director's seventi-eth birthday and continue for a period of years equal to the director's years of service or until death, whichever is earlier. Any director with at least six years of service who ceases to be a director within two years of a Change of Control of the Company shall be deemed to have satisfied the age 65 service requirement. See "Change of Control Arrangements" for the definition of "Change of Control."

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4                        AMERICAN GENERAL CORPORATION

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COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF THE PERSONNEL COMMITTEE

 COMPENSATION POLICY. A central issue in executive compensation is whether to make judgments of executive performance on a prospective or retrospective ba-sis. It is the view of the personnel committee that the retrospective approach permits a more objective evaluation, retains the incentive value of compen-sation, and best serves the long-term interests of shareholders.

 This view is based upon the idea that organizations such as American General are large, complex, dynamic systems. And, in such systems, the control of in-puts does not guarantee the control of outputs. Put another way, results of a given year are seldom the direct effect of executive action in that year.

 In this process, the committee exercises its judgment in establishing the ex-ecutive officers' salaries and their variable compensation, consisting of cash bonuses and three types of long-term incentive awards: options, performance awards, and restricted stock.

 The committee's judgment is based on the policy that compensation should be adequate to attract and retain qualified employees . . . that compensation paid to such employees should be based on their individual duties and respon-sibilities and their relative contribution to overall results . . . and that compensation should take into account the level of compensation for comparable positions inside and outside the organization.

 In administering this policy, the Company has, since 1975, used the perfor-mance and salary review procedures of the Main Event Management(R) Salary Ad-ministration Program. This program is licensed to the Company by Main Event Management Corporation, a company solely owned by Mr. Hook. Since 1985, the committee has retained KPMG Peat Marwick LLP, as independent executive compen-sation consultants, to assist in evaluating the Company's compensation policy.

 Each year, in the course of exercising its judgment with regard to compensa-tion, the committee reviews the individual contribution and performance of each of the key executive officers and any prior incentive awards granted to them. In addition, the committee reviews overall corporate performance, in-cluding the Company's growth in operating earnings per share, return on share-holders' equity, cumulative total shareholder return, and other major accom-plishments of the organization.

 The committee awarded to the CEO a discretionary cash bonus based on 1994 performance and options to purchase 105,000 shares of Common Stock. In connec-tion with the execution of the Employment Agreement described on page 13, the committee made an additional award to the CEO of options to purchase 400,000 shares of Common Stock. As an inducement to the CEO to extend his employment beyond his previously anticipated retirement date, the committee, after con-sultation with KPMG Peat Marwick, determined that it was advisable to provide in a one-time grant options that the CEO would otherwise likely have received over the term of the Employment Agreement. It is the expectation of the CEO and the Company that the CEO will not be granted any additional options during the remainder of the term of the Employment Agreement.

 Other named executive officers also received options to purchase shares of Common Stock and discretionary cash performance bonuses. In arriving at these awards, the committee took particular note of the Company's consistent profit-ability and performance compared to peer companies and industry norms, asset quality, and the rate and consistency of growth of earnings per share and as-sets.

 The results of the Company are compared to those of a group of peer companies that compete in the Company's primary lines of business, most of which are se-lected from the non-bank companies in the S&P Financial Index. The peer group is selected annually by the independent executive compensation consul-

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                             1995 PROXY STATEMENT                             5

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tants retained by the Company. Currently, there are 29 companies in this com-
parison group, which is subject to change as the Company or its competitors change their focus or as new competition emerges.

 The committee believes that the Company's most direct competitors for execu-tive talent are not necessarily all of the companies that would be included in a peer group established to compare shareholder return. Thus, the compensation peer group is not the same as the peer group index in the Comparison of Five-Year Cumulative Total Shareholder Return graph included on page 11 of the proxy statement.

 SALARIES. Base salaries of executive officers are reviewed individually on an annual basis to determine if they should be increased, decreased, or left un-changed. During the first quarter, the committee re-views the salaries of the 50 highest salaried employees. In determining the salaries of the executive officers, the committee reviews the factors described under "Compensation Pol-icy" above, and the overall growth and long-term progress of the organization. In addition, the committee compares the CEO's base salary to that paid to chief executive officers in other companies selected from the peer companies described above. The committee attempts to position the CEO's salary in a mid-dle range that reflects peer company practice.

 The committee recommends to the board of directors for its approval salaries for the 25 most highly salaried employees. The balance of the highest 50 sala-ries is approved by the committee.

 EMPLOYMENT AND CONSULTING AGREEMENTS. In the first quarter of 1994, the Com-pany entered into discussions with Mr. Hook with respect to his remaining CEO of the Company beyond his previously anticipated retirement date. In order to assure the continued leadership of Mr. Hook during a period of major growth for the Company, to facilitate the institutionalization of the Main Event Man-agement systems in use at American General, and to facilitate an orderly suc-cession of authority upon Mr. Hook's ultimate retirement, the committee autho-rized an Employment Agreement and a Consulting Agreement with Mr. Hook de-scribed on page 13. The base salary provided in the Employment Agreement was set at the same level at which it has remained since May 1991.

 BONUSES. Employees with salaries placing them in the top 3% of all American General employees are deemed to be in a position to make a significant impact on the growth and profitability of the organization. Therefore, these individ-uals are eligible for consideration for a cash bonus annually. During the first quarter of each year, the committee reviews recommendations for bonuses for eligible employees, excluding the chairman, president, and vice chairman. After reviewing the factors described under "Compensation Policy" above, the committee acts on those recommendations and also determines the cash bonuses, if any, to be paid to the chairman, president, and vice chairman.

 In March 1995, the committee awarded bonuses based on 1994 performance to 271 employees, or ap- proximately 73% of the eligible employees, totalling $5.9 million. Bonuses payable in March 1995 to the 15 highest salaried employees of the Company were subject to limitations contained in the Performance-Based Plan for Executive Officers, which was approved by shareholders at the 1994 annual meeting of shareholders.

 LONG-TERM INCENTIVE AWARDS. Incentive compensation at American General is in-tended to promote long-term growth and profitability, since the Company's businesses are long-term in nature. Awards under the Company's stock and in-centive plans provide participants the opportunity to acquire stock in the Company and thereby further align their personal interests with the interests of other long-term shareholders and enable the Company to match long-term com-pensation with long-term contribution. In determining these awards, the com-mittee follows the process and reviews factors described under "Compensation Policy" above.

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6                        AMERICAN GENERAL CORPORATION

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 Long-term incentive awards have been made under the Plans. No further awards may be made under the 1984 Plan, which has been terminated except with respect to awards that were outstanding under that plan as of February 8, 1994. Long-term incentive awards are described as follows:

 Stock Options. Stock options are granted with an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant. Options be-come exercisable six months after the date of grant, except that those granted to the highest paid executives generally become exercisable in three equal an-nual installments beginning on the first anniversary of the grant. The Company has never followed the practice of cancelling existing options and replacing them with new options exercisable at lower prices.

 In 1994, options were awarded to 149 employees for 851,500 shares, of which 564,000 were awarded to the five named executive officers. The awards to the five named executive officers represented three-tenths of one percent (0.3%) of the Common Stock outstanding at the end of 1994.

 Performance Awards. Performance awards are contingent awards of shares of Common Stock that are earned over a three-year performance period. The commit-tee determines the percentage of the performance award that is actually earned, which may range from zero to 100%, based upon overall corporate per-formance during the three-year performance period. This decision is based upon a review of key corporate performance measures, including growth of operating earnings per share, total return on book value, return on shareholders' equi-ty, and the overall growth and profitability of the Company during the inter-vening three-year period. In applying these factors, the committee relies upon the judgment of its members rather than upon a mathematical formula.

 In 1994, the committee determined that the performance awards granted in 1991 should vest at 100%. A total of eight executive officers received vested per-formance shares in 1994, valued at $1.18 million. This compares to a value of $791,800 when granted in 1991 and reflects the increase in the Common Stock price over the three-year performance period.

 As a result of limits on deductibility of compensation discussed below, the committee has elected to phase out the granting of performance awards. Accord-ingly, performance awards were not granted to the CEO, president, or vice chairman during 1994. It is the expectation of the committee that this policy will continue in 1995, with increased emphasis on the use of stock options to compensate senior executives and align their interests with those of long-term shareholders of the Company.

 Restricted Stock. The 1994 Plan also authorizes the committee to make awards of restricted stock. Restricted stock has never been granted to the CEO. No restricted stock was awarded in 1994 to any of the named executive officers. The 1994 Plan limits the aggregate number of shares of restricted stock that may be awarded annually to one-tenth of one percent (0.1%) of the number of shares of Common Stock outstanding as of the preceding December 31.

 DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual compensa-tion over $1 million paid to their chief executive officers or to certain other highly compensated executive officers. Mr. Hook deferred a portion of his 1994 and 1995 compensation until the year following his retirement. Addi-tionally, a deduction is permitted for compensation if it is paid on account of attainment of one or more "performance-based" goals. Therefore, all compen-sation paid to such individuals by the Company should be deductible.

                PERSONNEL COMMITTEE OF THE BOARD OF DIRECTORS:
     LARRY D. HORNER, CHAIRMAN
     RICHARD J.V. JOHNSON
     ROBERT E. SMITTCAMP

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                             1995 PROXY STATEMENT                             7

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 The following Summary Compensation Table sets forth compensation information for the Company's CEO and each of the four other most highly compensated execu-tive officers of the Company, including officers of certain subsidiaries (the five being herein referred to as the "named executive officers") for services performed in 1994, 1993, and 1992.

                           SUMMARY COMPENSATION TABLE

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
                                                                Long-Term Compensation/1/
                                                       -------------------------------------------
                                 Annual Compensation              Awards               Payouts
- ----------------------------------------------------------------------------------------------------------------
                                                                                      Long-Term
                                                        Restricted     Securities     Incentive      All Other
                                                           Stock       Underlying        Plan         Compen-
Name and Principal Position    Year Salary($) Bonus($) Awards ($)/2/ Options (#)/3/ Payouts ($)/4/ sation ($)/5/
- ---------------------------    ---- --------- -------- ------------- -------------- -------------- -------------
Harold S. Hook, Chairman &     1994 $980,000  $980,000        -0-       505,000        $624,400       $50,444
 CEO of the Company            1993  980,000   784,000        -0-        79,675         701,285        47,922
                               1992  980,000   735,000        -0-       112,482         388,534        52,614
                        ----------------------------------------------------------------------------------------
James R. Tuerff, President     1994  449,616   300,000        -0-        20,000         112,000        22,817
 of the Company                1993  380,000   200,000   $610,000        32,000         134,378        16,570
                               1992  293,308   135,000        -0-        20,000          53,495        14,842
                        ----------------------------------------------------------------------------------------
Robert M. Devlin, Vice         1994  373,155   300,000        -0-        15,000         112,000        19,376
 Chairman of the Company       1993  300,731   175,000    515,625        32,000         134,378        14,998
                               1992  280,000   110,000        -0-        20,000          60,203        14,570
                        ----------------------------------------------------------------------------------------
Daniel Leitch III, Chairman &  1994  303,231   175,000        -0-        12,000          56,000        20,213
 CEO of American General       1993  283,231   145,000    305,000        12,000          48,954        18,375
 Finance, Inc.                 1992  259,962   125,000        -0-        20,000          29,405        14,502
                        ----------------------------------------------------------------------------------------
Stephen D. Bickel, Chairman &  1994  300,000   150,000        -0-        12,000         112,000        18,341
 CEO of The Variable Annuity   1993  300,000   105,000        -0-        12,000         139,974        15,013
 Life Insurance Company        1992  293,308   135,000        -0-        20,000          74,884        14,842
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
/1/AWARDS UNDER THE PLANS. All long-term compensation awards were granted under the Plans.
/2/RESTRICTED STOCK AWARDS. These amounts represent the value of the restricted stock on the date of grant. At December 31, 1994, Messrs. Tuerff, Devlin, Leitch, and Bickel held an aggregate of 30,000, 25,000, 10,000, and 10,000 shares, respectively, with a value of $847,500, $706,250, $282,500, and $282,500, respectively. Mr. Hook holds no restricted stock. Dividends are paid to holders with respect to restricted stock at the same rate as is paid on all other Common Stock. Upon a Change of Control, all forfeiture restric-tions with respect to all outstanding shares of restricted stock immediately lapse. See "Change of Control Arrangements" for the definition of "Change of Control."
/3/OPTIONS. These amounts are non-qualified stock options. All outstanding stock appreciation rights were cancelled in 1992.
/4/LONG-TERM INCENTIVE PLAN PAYOUTS. These amounts represent the value of per-formance awards on the date of vesting, following the three-year performance period, regardless of whether the vested award was paid in cash, stock, or a combination thereof.
/5/ALL OTHER COMPENSATION. These amounts include the Company's contributions to the American General Employees' Thrift and Incentive Plan ("Thrift Plan") and Supplemental Thrift Plan ("Supplemental Plan") and the taxable value of Com-pany-provided term life insurance ("Excess Life"). The Thrift Plan contribu-tions for 1994 were $6,750 for each of the named executive officers. The Sup-plemental Plan contributions and the Excess Life taxable value for 1994 were, respectively, as follows: Mr. Hook, $37,350 and $6,344; Mr. Tuerff, $13,483 and $2,584; Mr. Devlin, $10,042 and $2,584; Mr. Leitch, $6,895 and $6,568;
   and Mr. Bickel, $6,750 and $4,841.

- --------------------------------------------------------------------------------

8                         AMERICAN GENERAL CORPORATION

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------


 The following table contains information concerning the grant of stock op-tions during 1994 to the named executive officers under the 1994 Plan.

                         STOCK OPTIONS GRANTED IN 1994

- -------------------------------------------------------------------------------

                                                                   Potential Realizable Value
                                                                    at Assumed Annual Rates
                                                                  of Stock Price Appreciation
                         Individual Stock Option Grants                for Option Term/1/
                       -----------------------------------------------------------------------
                   Options      % of Total
                   Granted    Options Granted Exercise
                   (#)/2/,     to Employees    Price   Expiration     At 5%         At 10%
      Name           /4/          in 1994      ($/Sh)     Date      per annum     per annum
- ----------------------------------------------------------------------------------------------
Harold S. Hook     105,000         12.3%       $28.00   3-16-04      $1,848,950 $    4,685,603
                   400,000/3/      47.0         25.97   4-27-04       6,532,656     16,555,032
James R. Tuerff     20,000          2.4         28.00   3-16-04         352,181        892,496
Robert M. Devlin    15,000          1.8         28.00   3-16-04         264,136        669,372
Daniel Leitch III   12,000          1.4         28.00   3-16-04         211,309        535,497
Stephen D. Bickel   12,000          1.4         28.00   3-16-04         211,309        535,497

- -------------------------------------------------------------------------------


/1/POTENTIAL REALIZABLE VALUE. These values are disclosed in response to SEC rules that require such disclosure for illustration only. The values dis-closed are not intended to be, and should not be, interpreted as projections of the future price of the Common Stock. To lend perspective to these illus-trative values, if the Common Stock price increased 5 percent per year for 10 years from March 16, 1994 (disregarding dividends and assuming for pur-pose of the calculation a constant number of shares outstanding), the total increase in value of all shares outstanding would be $3.7 billion; and if the stock price increased 10 percent per year over such period, the increase in value would be $9.4 billion.
/2/OPTIONS. These consist solely of non-qualified stock options, one-third of which become exercisable on each of the three successive anniversaries fol-lowing the grant dates, with the exception of the 400,000 options grant to Mr. Hook described in footnote 3 below.
/3/ADDITIONAL GRANT. The 400,000 options grant to Mr. Hook was made in connec-tion with the execution of the Employment Agreement discussed on page 13. Such grant became 50% exercisable in October 1994, and becomes 75% exercis-able in April 1995, and 100% exercisable in April 1996.
/4/CHANGE OF CONTROL. Upon a Change of Control, the stock option agreements provide for the automatic surrender of options and a cash payment based on the difference between the exercise price and a price intended to give the option holder the benefit of the highest price paid for the Common Stock in the change of control transaction, or the highest fair market value of the Common Stock during the 60 days preceding the change of control date. See "Change of Control Arrangements" for the definition of "Change of Control."

- -------------------------------------------------------------------------------

                             1995 PROXY STATEMENT                             9

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------


 The following table shows the exercise of options by named executive officers during 1994 and unexercised options held by them as of December 31, 1994. The table shows that no options were exercised in 1994.

                    AGGREGATED OPTION EXERCISES IN 1994 AND
                     OPTION VALUES AT DECEMBER 31, 1994/1/
- -------------------------------------------------------------------------------

                                                     Number of Securities      Value of Unexercised
                                                    Underlying Unexercised     In-the-Money Options
                   Shares Acquired on    Value      Options at 12/31/94 (#)       at 12/31/94/2/
Name                  Exercise (#)    Realized ($) ------------------------- -------------------------
                                                   Exercisable Unexercisable Exercisable Unexercisable
- ------------------------------------------------------------------------------------------------------
Harold S. Hook            -0-             -0-        619,282      395,611    $4,096,864    $810,651
James R. Tuerff           -0-             -0-         91,936       48,000       855,804      54,793
Robert M. Devlin          -0-             -0-         24,000       43,001       110,005      52,293
Daniel Leitch III         -0-             -0-         33,035       26,667       247,789      50,793
Stephen D. Bickel         -0-             -0-         83,089       26,667       819,743      50,793
- ------------------------------------------------------------------------------------------------------

/1/OPTIONS. The options reported in the table include both incentive stock op-tions and non-qualified stock options. All outstanding stock appreciation rights were cancelled in 1992; currently, none are outstanding. All out-standing options are subject to acceleration and cashout upon a Change of Control of the Company. See footnote 4 to the table captioned "Stock Options Granted in 1994."
/2/VALUE. "Value" is the difference between the fair market value of the under-lying shares of Common Stock on December 31, 1994 and the exercise price.

 The following table describes performance awards granted during the Company's fiscal year ending December 31, 1994 to the named executive officers under the 1994 Plan. See "Report of the Personnel Committee" on pages 5 through 7 for a discussion of the administration of the long-term incentive awards.

                LONG-TERM INCENTIVE PLAN AWARDS GRANTED IN 1994
      -----------------------------------------------------------

                                                   Range of Future Payouts/2/,/3/
                                    Performance or ------------------------------
                          Number of  Other Period      Minimum          Maximum
                            Units   Until Matura-        (#)              (#)
       Name                (#)/1/   tion or Payout
      ---------------------------------------------------------------------------
       Harold S. Hook         -0-           N/A          -0-               -0-
       James R. Tuerff        -0-           N/A          -0-               -0-
       Robert M. Devlin       -0-           N/A          -0-               -0-
       Daniel Leitch III    4,000     1994-1996          -0-             4,000
       Stephen D. Bickel    4,000     1994-1996          -0-             4,000

      -----------------------------------------------------------
/1/PERFORMANCE AWARDS. During 1994, no performance awards were granted to the CEO, president, or vice chairman in accordance with the change in compensa-tion policy described on page 7.
/2/FUTURE PAYOUTS. Rather than predetermining automatic vesting levels, the personnel committee evaluates the Company's long-range performance and other factors at the end of the three-year performance period commencing in 1994 and determines vesting levels based upon the judgment of the members of the personnel committee. Therefore, a Target column is not applicable.
/3/CHANGE OF CONTROL. Upon a Change of Control, all outstanding performance awards will vest 100% and be cashed out. Calculation of such cash payment is similar to the method of calculating the specified price of the Common Stock with respect to the cashout of options as described in footnote 4 to the ta-ble captioned "Stock Options Granted in 1994."

- -------------------------------------------------------------------------------

10                       AMERICAN GENERAL CORPORATION

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------


 At the end of the three-year performance period, if the performance awards are vested, they provide the recipient of the award either one share of Common Stock for each vested award and/or the equivalent fair market value in cash up to an amount determined by the personnel committee. A performance award termi-nates if the recipient does not remain employed by the Company continuously throughout the performance period, except as may be determined by the person-nel committee. Payments of vested performance awards are reported in the Sum-mary Compensation Table for the year of vesting and payment.

 The following graph shows the Company's total return on Common Stock compared to the S&P 500 Composite Stock Price Index and the S&P Financial Index over the five-year period beginning December 31, 1989.

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN




                                                    5-YEAR ANNUALIZED
      YEAR-END        1989 1990 1991 1992 1993 1994   TOTAL RETURN

 American General     $100 $106 $162 $216 $225 $232       18.3%
- ----------------------------------------------------------------------
 S&P 500 Index         100   97  126  136  150  152        8.7%
- ----------------------------------------------------------------------
 S&P Financial Index   100   79  118  146  162  157        9.4%


- -------------------------------------------------------------------------------

                             1995 PROXY STATEMENT                            11

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------


PENSION PLANS

 The table below shows the estimated annual retirement benefits payable to em-ployees at the normal retirement age of 65 under the Company's qualified non-contributory defined benefit retirement plan ("Retirement Plan"), as well as its non-qualified, unfunded benefit plan ("Restoration Plan"). The Restoration Plan provides benefits that employees would have been entitled to receive un-der the Retirement Plan were it not for limitations imposed by the Internal Revenue Code. The Retirement Plan provides that a participant will receive, upon normal retirement, a lifetime pension based on the participant's compen-sation and length of credited service. The annual pension benefits are based on average annual compensation during the highest consecutive five of the last ten years of service. Full vesting of benefits accrued under the Retirement Plan and the Restoration Plan occurs after five years of service.

                              PENSION PLAN TABLE
- --------------------------------------------------------------------------------

 Five-Year
  Average
   Annual
Compensation                         Years of Service
 Covered by    -----------------------------------------------------------------
 the Plans      10 Yr.     15 Yr.     20 Yr.     25 Yr.     30 Yr.      35 Yr.
- --------------------------------------------------------------------------------
 $  200,000    $ 31,425   $ 47,137   $ 62,850   $ 78,562   $ 94,275   $   99,275
    500,000      80,925    121,387    161,850    202,312    242,775      255,275
    800,000     130,425    195,637    260,850    326,062    391,275      411,275
  1,100,000     179,925    269,887    359,850    449,812    539,775      567,275
  1,400,000     229,425    344,137    458,850    573,562    688,275      723,275
  1,700,000     278,925    418,387    557,850    697,312    836,775      879,275
  2,000,000     328,425    492,637    656,850    821,062    985,275    1,035,275

- --------------------------------------------------------------------------------

 The table illustrates estimated retirement benefits payable on a straight-life annuity basis to persons in specified annual compensation and years of service classifications. The amounts in the table are not subject to offset for amounts payable under Social Security. The amounts shown, however, are subject to reduction in the event of early retirement.
 The credited years of service under the Retirement Plan for Messrs. Hook, Tuerff, Devlin, Leitch, and Bickel are 24, 17, 17, 14, and 29, respectively.
 The compensation covered by the Retirement Plan and the Restoration Plan in-cludes all amounts shown in the Summary Compensation Table under the columns comprising "Annual Compensation."

 In 1989, the board of directors approved a supplemental retirement agreement for Mr. Hook. The combined effect of this agreement together with the Retirement Plan and the Restoration Plan is to provide a benefit upon retirement at or after age 62 of 55% of average monthly compensation as defined in the Retirement Plan, with a surviving spousal benefit. In 1990, a lump sum payment of the present value of the supplemental benefit payable at age 60 was made to Mr. Hook. As a result, no further benefits are expected to be payable to Mr. Hook under the supplemental retirement agreement.

CHANGE OF CONTROL ARRANGEMENTS

 CHANGE OF CONTROL. All of the awards outstanding or to be granted under the Plans are subject to the automatic acceleration of vesting and cashout of the awards upon a Change of Control. See the applicable footnotes to the preceding executive compensation tables for a description of how a Change of Control would affect each type of award under the Plans. The phrase "Change of Con-trol" for all purposes used in this proxy statement is generally defined as
(i) the acquisition of 30% or more of the Common Stock by a non-affiliate of the Company; (ii) the merger, consolidation, or sale of substantially all of the assets of the Company, unless such transaction is with an affiliate of the Company; (iii) the adoption of a plan of liquidation of the Company by its shareholders; or (iv) a change in the constituency of the board of directors of the Company, where the current directors (including future directors who are nominated or elected by 75% of the then current directors) cease to con-stitute a majority of the board of directors of the Company.

 SEVERANCE AGREEMENTS. The Company has agreements providing for the payment of severance bene-

- -------------------------------------------------------------------------------

12                       AMERICAN GENERAL CORPORATION

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

fits to certain officers of the Company and its subsidiaries in the event of voluntary or involuntary termination of employment within a maximum period of three years following the occurrence of a Change of Control. Involuntary ter-mination includes any termination that results from resignation following any change in certain duties, responsibilities, salary, or benefits. Voluntary termination includes any termination that is not involuntary. No payments are due for termination by reason of death, disability, normal retirement, or ter-mination for cause.

 These agreements generally provide for severance payments equal to slightly less than three times the officer's base annual salary, excluding bonuses and special incentive payments, in the event of involuntary termination, and two times salary in the event of voluntary termination. Any payment thereunder will be increased by an additional amount to cover payment of any applicable penalty tax and any federal or state income tax on all benefits received from the Company as the result of a Change of Control in order to equal the amount the officer would have received absent any such penalty tax. The agreements also provide for the continuation of certain medical and dental benefits for a maximum period of 30 months following termination.

 The Company has such agreements with 16 officers of the Company or its sub-sidiaries, including the named executive officers identified in the Summary Compensation Table. All current agreements expire on March 31, 1996. If a Change of Control occurs prior to expiration of an agreement, the agreement will remain in effect for a maximum period of three years following the Change of Control.

  EMPLOYMENT AGREEMENT AND CONSULTING AGREEMENT. In the first quarter of 1994, the Company entered into discussions with Mr. Hook with respect to his remain-ing CEO of the Company beyond his previously anticipated retirement date. In order to assure the continued leadership of Mr. Hook, the Company entered into an Employment Agreement providing for Mr. Hook's continued employment as Chairman and CEO of the Company until the Company's annual meeting of share-holders in 1997, at a minimum annual base salary equal to his 1994 annual base salary. Mr. Hook's base salary for this period was set at the same level at which it has remained since May 1991. This action was in keeping with the Company's strategy of maintaining stable base compensation and emphasizing variable reward opportunities. Mr. Hook will continue to participate, on the same basis generally as other senior executives, in the Company's benefit plans and programs, including the payment of any annual bonus.

 In connection with the Employment Agreement, Mr. Hook was granted options to purchase 400,000 shares of Common Stock pursuant to the 1994 Plan at $25.97 per share, representing the fair market value of Common Stock on the date of the grant. This grant was an inducement to Mr. Hook to extend his employment beyond his previously anticipated retirement date, and was authorized by the personnel committee after consultation with KPMG Peat Marwick. It represented a one-time grant of options that Mr. Hook would otherwise likely have received over the term of the Employment Agreement.

 Contemporaneously with the execution of the Employment Agreement, the Company also entered into a Consulting Agreement providing for, subject to certain conditions, five annual payments of $250,000 following Mr. Hook's retirement.

 Copies of both the Employment Agreement and the Consulting Agreement have been filed with the Securities and Exchange Commission.

- -------------------------------------------------------------------------------

                             1995 PROXY STATEMENT                            13

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

 The Company does not know of any person that owns more than 5 percent of the Common Stock, except for those listed below.

- --------------------------------------------------------------------------------

                                                 Shares
Name & Address of                             Beneficially  Percent of
Beneficial Owner                                  Owned       Class
- -----------------------------------------------------------------------
INVESCO PLC
 11 Devonshire Square
 London EC2M 4YR
 England                                      14,661,175/1/   7.2%
- -----------------------------------------------------------------------
THE CAPITAL GROUP COMPANIES, INC.
 and CAPITAL RESEARCH AND MANAGEMENT COMPANY
 333 South Hope Street
 Los Angeles, California                      12,287,000/2/   6.0%
- -----------------------------------------------------------------------
FAYEZ SAROFIM & CO. ("SAROFIM CO.") and
 FAYEZ S. SAROFIM
 Two Houston Center
 Suite 2907
 Houston, Texas                               12,079,430/3/    5.9%

- --------------------------------------------------------------------------------
/1/INVESCO PLC and certain of its subsidiaries report shared voting and invest-
   ment power with respect to all of the shares reported in the table.
/2/Capital Research and Management Company (a registered investment adviser) is a wholly owned subsidiary of The Capital Group Companies, Inc. Capital Re-search and Management Company and The Capital Group Companies, Inc. report sole investment power and no voting power with respect to all of the shares reported in the table.
/3/Mr. Sarofim is chairman, president, and principal shareholder of Sarofim Co.
   He reports that through Sarofim Co., Sarofim Trust Co. (each of which is a registered investment adviser) and certain trusts of which Mr. Sarofim is trustee, he may be deemed to share investment power with respect to all of the shares reported in the table. He shares voting power with Sarofim Co. and Sarofim Trust Co. with respect to not more than 10,241,347 of such shares.
   Such investment power, voting power, or both, also may be deemed to be shared with clients of Sarofim Co. or Sarofim Trust Co., or with trustees, other fi-duciaries, clients, or others. The shares reported in the table exclude 5,800 shares owned by family members of Mr. Sarofim, but as to which Mr. Sarofim and Sarofim Co. disclaim beneficial ownership.

- --------------------------------------------------------------------------------

14                        AMERICAN GENERAL CORPORATION

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

SECURITY OWNERSHIP OF MANAGEMENT
 The beneficial ownership as of February 15, 1995, or such later date for which such information is available, of Common Stock by each director nominee, by each of the named executive officers identified herein under the caption "Summary Compensation Table," and by all director nominees and executive offi-cers as a group is set forth below.
 Beneficial ownership signifies sole voting and investment power, unless oth-erwise noted. Those disclaiming beneficial ownership share voting and invest-ment power with respect to the securities subject to disclaimer, unless other-wise noted. Securities subject to such disclaimers are included in the total shares listed in the left column. Each participant in the American General Em-ployees' Thrift and Incentive Plan has sole voting power with respect to shares held in the participant's plan account (subject to being exercised by the plan's trustee in the event the participant does not exercise voting pow-
er).
NAME AND SHARES   ADDITIONAL RIGHTS AND DISCLAIMERS OF BENEFICIAL OWNERSHIP
- -------------------------------------------------------------------------------
J. Evans        Disclaims beneficial ownership of 7,200 shares owned by a
Attwell         family member.
 157,214 shares
- -------------------------------------------------------------------------------
Stephen D.      Includes 53,055 shares owned directly; 42,125 shares held
Bickel          through the Employees' Thrift and Incentive Plan; and 17,188
 112,368 shares shares owned by a family member for which he disclaims beneficial ownership. Does not include 97,756 shares that may be acquired within 60 days on exercise of stock options.
- -------------------------------------------------------------------------------
Brady F.        Disclaims beneficial ownership of 3,344 shares held as
Carruth         custodian for a family member, as to which he has sole voting
 26,103 shares  and investment power, and 1,319 shares owned by a family member.
- -------------------------------------------------------------------------------
W. Lipscomb     Disclaims beneficial ownership of 13,260 shares owned by
Davis Jr.       family members, by a limited partnership of which he is the
 22,102 shares  general partner, and by a trust of which he is co-trustee.
- -------------------------------------------------------------------------------
Robert M.       All shares are beneficially owned; 44,410 shares are owned
Devlin          directly, and 24,165 shares are held through the Employees'
 68,575 shares  Thrift and Incentive Plan. Does not include 39,667 shares that may be acquired within 60 days on exercise of stock
                options.
- -------------------------------------------------------------------------------
Harold S. Hook  All shares are beneficially owned; 183,478 shares are owned
 313,597 shares directly; 47,640 shares are owned by Main Event Management
                Corporation; and 82,479 shares are held through the
                Employees' Thrift and Incentive Plan. Does not include
                818,335 shares that may be acquired within 60 days on
                exercise of stock options.
- -------------------------------------------------------------------------------
Larry D. Horner All shares are beneficially owned.
 1,000 shares
- -------------------------------------------------------------------------------
Richard J.V.    All shares are beneficially owned.
Johnson
 12,500 shares
- -------------------------------------------------------------------------------
Daniel Leitch   All shares are beneficially owned; 25,459 shares are owned
III             directly, and 13,377 shares are held through the Employees'
 38,836 shares  Thrift and Incentive Plan. Does not include 47,702 shares that may be acquired within 60 days on exercise of stock
                options.
- -------------------------------------------------------------------------------
Robert E.       All shares are beneficially owned.
Smittcamp
 65,742 shares
- -------------------------------------------------------------------------------
Anne M. Tatlock All shares are beneficially owned.
 500 shares
- -------------------------------------------------------------------------------
James R. Tuerff All shares are beneficially owned; 46,717 shares are owned
 67,024 shares  directly, and 20,307 shares are held through the Employees'
                Thrift and Incentive Plan. Does not include 105,268 shares that may be acquired within 60 days on exercise of stock
                options.
- -------------------------------------------------------------------------------

All Director    Does not include 1,257,881 shares that may be acquired within
Nominees and    60 days on exercise of stock options. Includes 139,000
Executive       restricted shares granted under the Plans for which grantees
Officers        have sole voting power but not investment power. Shares owned
as a Group      by the group (including shares that may be acquired within 60
(23 persons)    days on exercise of stock options) represent 1.1% of the
 1,031,720      Company's outstanding shares.
 shares
- -------------------------------------------------------------------------------

                             1995 PROXY STATEMENT                            15

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------


CERTAIN RELATIONSHIPS AND TRANSACTIONS

. Mr. Attwell, a director, is a partner in the law firm of Vinson & Elkins L.L.P. that provided legal services to the Company and its subsidiaries during 1994.

. During Mr. Hook's tenure with the Company, Main Event Management, the pro-prietary management system owned by Main Event Management Corporation ("MEMC"), a corporation solely owned by Mr. Hook, has been made available to the Company without the usual fees. In order to assure the continued avail-ability of the system following Mr. Hook's retirement, the Company entered into a License Agreement dated April 27, 1994 with MEMC, which superceded and supplanted a License Agreement dated March 26, 1976. Pursuant to the 1994 agreement, MEMC granted to the Company and its subsidiaries a worldwide, non-exclusive, perpetual, non-transferable right and license to its proprietary management system, Main Event Management.

 MEMC has agreed to continue to assist the Company in institutionalizing the use of Main Event Management at the Company. As was the case under the prior agreement, intellectual property rights to this proprietary system, including improvements or additions thereto, will continue to be owned by MEMC.

 Upon the earlier of June 1, 1997 or the day after termination of the Employ-ment Agreement described on page 13, the Company will pay to MEMC the sum of $1,250,000, and an annual payment of $125,000 per year for ten consecutive years.

. Various executive officers and directors of American General may from time to time purchase insurance or annuity products marketed by American General companies in the ordinary course of business.

SECURITIES REPORTING

 The Securities and Exchange Commission (the "Commission") requires certain persons, including the Company's directors and executive officers, to file re-ports with the Commission regarding beneficial ownership of certain equity se-curities of the Company. Mr. Smittcamp, a director of the Company, filed one late report covering two purchase transactions in 1994.

INDEPENDENT AUDITORS
(Item 2 on proxy card)

 The board of directors of the Company, adopting the recommendation of the au-dit committee, has appointed the firm of Ernst & Young LLP as the Company's independent auditors to audit the accounts of the Company for the year 1995 and recommends ratification of the appointment by the shareholders at this meeting. One or more representatives of Ernst & Young are expected to be pres-ent at the meeting where they will be given the opportunity to make a state-ment and will be available to respond to appropriate questions. Ernst & Young has served as the Company's independent auditors for the fiscal year just com-pleted.

 If the appointment of Ernst & Young is not ratified by a majority of the shares of Common Stock voting at the meeting, or if, prior to the meeting, Ernst & Young declines to act or otherwise becomes incapable of acting, or its engagement is otherwise discontinued by the board of directors of the Company at any time, then, in any such case, the board of directors will appoint other independent auditors whose employment will then be subject to ratification by shareholders at the annual meeting following such appointment.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

- -------------------------------------------------------------------------------

16                       AMERICAN GENERAL CORPORATION

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------


OTHER BUSINESS

 1995 ANNUAL MEETING. At the date of this proxy statement, the management of the Company knows of no other matter to be presented for action at the meet-ing. However, if any other matters do properly come before the meeting, it is intended that the persons named on the accompanying proxy will vote on such matters pursuant to the proxy in accordance with their best judgment.

 SHAREHOLDER PROPOSALS AND NOMINATIONS. Shareholders may propose matters to be presented at shareholders' meetings and also may nominate directors. Formal procedures have been established for those proposals and nominations.

 Shareholder proposals must be received at the Company's principal offices on or before November 22, 1995 in order to be included in the proxy materials for presentation at the Company's 1996 annual meeting.

 The Company bylaws provide generally that nominations of persons for election to the board of directors may be made by any shareholder entitled to vote for the election of directors. A shareholder who intends to nominate a director nominee must provide written notification to the corporate secretary of the Company at its principal office. The notification must be provided not fewer than 60 nor more than 90 days prior to any shareholders' meeting called for the election of directors; provided, that in the event the Company gives fewer than 70 days' notice of the date of the shareholders' meeting, such written notification must be provided not later than the close of business on the 10th day following the day on which notice of the shareholders' meeting was mailed to shareholders. In addition, to be effective, the notification must comply with certain other procedures and provide certain information, all as set forth in the Company bylaws. A copy of these requirements will be provided to any shareholder upon written request to the corporate secretary.

PROXY SOLICITATION

 In addition to the solicitation of proxies by mail, proxies may also be so-licited by telephone, telegram, facsimile, or personal interview by employees of the Company, who will not receive additional compensation therefor. The Company has retained Morrow & Co., Inc. to assist in the solicitation of prox-ies at a fee of approximately $13,500, plus expenses. The Company will pay the cost of soliciting proxies. The Company also will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their expenses in sending proxy material to the beneficial owners of Common Stock.

VOTING OF THRIFT PLAN HOLDINGS

 The terms of the American General Employees' Thrift and Incentive Plan, the American General Agents' and Managers' Thrift Plan, and The Variable Annuity Life Insurance Company Agents' and Managers' Thrift Plan and the related trust agreements with State Street Bank & Trust Company, as Trustee, require that the Trustee vote the shares held in participants' accounts as directed by the participants. In the event a participant does not provide specific voting in-structions, the Trustee must vote the shares in accordance with the instruc-tions received from a majority of shares for which the Trustee did receive in-structions and in accordance with its fiduciary duty. A participant in one of the plans may use the proxy card to direct the Trustee to vote the shares of Common Stock allocated to that participant's account. The Trustee will vote the shares of the participant whose name and signature appear thereon in the manner directed therein.

By order of the board of directors,

John A. Adkins
Corporate Secretary

March 21, 1995

- -------------------------------------------------------------------------------

                             1995 PROXY STATEMENT                            17

- --------------------------------------------------------------------------------
 ------------------------------------------------------------------------------






                    [LOGO OF AMERICAN GENERAL APPEARS HERE]

                            1995 PROXY STATEMENT

                        AMERICAN GENERAL CORPORATION

                             2929 ALLEN PARKWAY
                         HOUSTON, TEXAS 77019-2155
- --------------------------------------------------------------------------------

                   [LOGO OF AMERICAN GENERAL APPEARS HERE]

P
R
O
X
Y
                       ANNUAL MEETING OF SHAREHOLDERS APRIL 27, 1995

           The undersigned hereby appoints J. EVANS ATTWELL, W. LIPSCOMB DAVIS JR., and HAROLD S. HOOK, and each of them, as proxies with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of American General Corporation Common Stock that the undersigned is entitled to vote at the annual meeting of shareholders to be held in Houston, Texas, on Thursday, April 27, 1995, and at any postponement or adjournment thereof.

           Election of the following Director Nominees is recommended by the Board of Directors:

           J. Evans Attwell, Brady F. Carruth, W. Lipscomb Davis Jr., Robert M. Devlin, Harold S. Hook, Larry D. Horner, Richard J. V. Johnson, Robert E. Smittcamp, Anne M. Tatlock, and James R. Tuerff.

           If you are a participant in any of the American General Thrift Plans referenced in the Proxy Statement, this card also constitutes instructions to the trustee of such plans to vote the shares allocated to your accounts in the manner described in the Proxy Statement.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, (SEE REVERSE SIDE). YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE NAMED PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


                                                                     SEE REVERSE
                                                                         SIDE

/X/
     PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.
                                                                           3147

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL DIRECTOR NOMINEES AND FOR ITEM 2. (HOWEVER, IF NO DIRECTION IS MADE AS TO VOTING OF THRIFT PLAN STOCK, SEE THE PROXY STATEMENT.)

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.
      FOR          WITHHELD
      / /            / /

1. Election of
   Directors.
   (see reverse)

For, except vote withheld from the following nominee(s):


- -------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2.

                                          FOR    AGAINST    ABSTAIN
   2. Ratification of                     / /      / /        / /
      Appointment of
      Independent Auditors.


                          In their discretion, the proxies are authorized to vote upon such other business as is properly brought before the meeting.

                      NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.


                                           -------------------------------------

                                           -------------------------------------
                                           SIGNATURE(S)                    DATE